UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2012

CH ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	0-30512	14-1804460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

284 South Avenue
Poughkeepsie, New York 12601-4839
(Address of Principal Executive offices) (Zip Code)

(845) 452-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2012, the Compensation Committee of the Board of Directors of CH Energy Group, Inc. (the "Company") adjusted the performance objectives applicable to performance shares granted under the Company's Long-Term Equity Incentive Plan for the 2010-2012 performance cycle (the "2010-2012 Performance Shares") to provide that, if the previously-announced acquisition of the Company by Fortis Inc. is not completed prior to the payout of the 2010-2012 Performance Shares in 2013, any expenses or costs associated with or arising out of or in connection with the acquisition of the Company by Fortis Inc. and any non-recurring charges that would not reasonably be expected to have been incurred had the acquisition not been contemplated, will be excluded in calculating the level of attainment of the performance objectives applicable to the 2010-2012 Performance Shares, regardless of whether the acquisition is completed.  These changes are consistent with the agreement and plan of merger relating to the acquisition, which provides that, if the acquisition is completed prior to the payout of the 2010-2012 Performance Shares in 2013, all such costs, expenses and charges will be excluded in calculating the level of attainment of the performance objectives applicable to the 2010-2012 Performance Shares when they are paid out.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: July 31, 2012	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller